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                                                                  EXHIBIT (n)(3)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 16 to the Registration Statement No. 33-43058 of Merrill Lynch Life Variable Life Separate Account II on Form N-6 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004 (May 4, 2004 as to the effects of the accounting change for stock-based compensation described in Note 2 to the financial statements) (which express an unqualified opinion and which report on the financial statements includes an explanatory paragraph for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, and for retroactively restating its 2003, 2002 and 2001 financial statements), and (ii) Merrill Lynch Life Variable Life Separate Account II dated March 5, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 18, 2004